Exhibit 99.1

AMC Theatres
INVESTOR RELATIONS:
John Merriwether, 866-248-3872
InvestorRelations@amctheatres.com
or
MEDIA CONTACT:
Ryan Noonan, 913-213-2183
rnoonan@amctheatres.com

AMC Entertainment Holdings, Inc. Completes Acquisition of Carmike Cinemas, Inc.
Becomes Largest U.S. Movie Exhibitor
AMC Now The Largest Exhibitor in the U.S., Europe, and the World

LEAWOOD, Kan. — AMC Theatres (AMC Entertainment Holdings, Inc.) (NYSE: AMC) (“AMC”) announced today it has completed its acquisition of Carmike Cinemas, Inc. (NASDAQ: CKEC) (“Carmike”) for approximately $1.1 billion, including the assumption of Carmike indebtedness.

AMC is now the largest theatre exhibitor in the United States, Europe and the world, operating some 900 theatres with more than 10,000 screens globally, including 661 theatres with more than 8,200 screens in the United States and 244 theatres with 2,200 screens in Europe.

“AMC now has a larger audience and a bigger stage to introduce our industry-leading innovations including plush power-recliner seats, enhanced food and beverage choices and premium large format screens,” said AMC CEO and President Adam Aron. “We also have expanded AMC’s footprint across greater geography and more diverse demographics, serving most of the largest cities in the U.S. and Europe, along with hundreds of home towns, where guests can have an amazing AMC experience. In the United States, AMC now will enjoy increased benefit from movies that play better on Main Street and movies that play better in major metros, and, of course, from movies that play well in both.”

“We are fortunate to be adding so many talented and hard-working associates to the AMC team, which speaks well for the leadership of Carmike over the past several years,” said Aron. “Today we take a moment to celebrate becoming the biggest exhibitor in the U.S., in Europe and throughout the world, and then we roll up our sleeves and get to work to ensure that we are not only the biggest exhibitor but also the best in each of our markets.”

Key benefits of the AMC-Carmike combination

•                  Diversifies AMC’s footprint by adding theatres with complementary geographic and guest demographic profiles that strengthen the combined company’s admissions growth potential with limited geographic overlap;

•                  Creates an opportunity to expand AMC’s proven and successful guest experience strategies to millions of new guests in complementary markets; and,

•                  Creates purchasing efficiencies and reduces general and administrative expenses by combining back-of-the-house functions such as accounting, finance and technology, producing estimated cost synergies of approximately $35 million annually.

Company leadership

AMC will continue to be headquartered in Leawood, Kansas. Adam Aron will serve as Chief Executive Officer and President, and Craig Ramsey will serve as Executive Vice President and Chief Financial Officer.

Transaction details

AMC completed the acquisition of Carmike by merging a wholly-owned subsidiary of AMC with and into Carmike. As a result, Carmike is now a wholly-owned subsidiary of AMC. Carmike stockholders could elect to receive either $33.06 in cash or 1.0819 AMC shares for each Carmike share they owned, subject to an overall allocation with 70% of Carmike shares exchanged for cash and 30% exchanged for AMC shares.

Holders of 23,006,194 Carmike shares and equity awards (91.1%) elected to receive AMC shares, holders of 1,230,343 Carmike shares and equity awards (4.9%) elected to receive the cash consideration, and holders of 996,848 Carmike shares and equity awards (4.0%) made no election. Pursuant to the proration mechanisms in the merger agreement, Carmike stockholders and equity award holders that made a stock election will receive AMC shares for approximately 32.9% of their Carmike shares or equity awards (plus cash for fractional shares based on a price of $32.0668 per AMC share) and will receive cash for the remaining 67.1% of their Carmike shares or equity awards. Carmike stockholders and equity award holders who made a cash election or no election will receive $33.06 per share in cash. As a result of this transaction, 8,189,808 shares of AMC Class A common stock will be issued.

Trading in Carmike Common Stock on NASDAQ was suspended prior to the open of trading today.

AMC expects to maintain its current quarterly dividend.

Financing

The transaction was funded through a combination of existing liquidity, including cash on hand, incremental debt and the equity consideration.

Customer information

Carmike theatre customers may obtain more information via this FAQ.

About AMC Theatres

AMC is the largest movie exhibition company in the U.S., Europe and the world with approximately 900 theatres and more than 10,000 screens across the globe. AMC has propelled innovation in the exhibition industry by deploying more plush power-recliner seats, delivering enhanced food and beverage choices, generating greater guest engagement through its loyalty program, web site and smart phone apps, offering premium large format experiences and playing a wide variety of content including independent programming. AMC operates among the most productive theatres in the United States’ top markets, having the #1 or #2 market share positions in 22 of the 25 largest metropolitan areas of the United States, including the top three markets (NY, LA, Chicago). Through its Odeon subsidiary, AMC operates in seven European countries and is the # 1 theatre chain in the UK & Ireland, Italy and Spain.

Website Information

This press release, along with other news about AMC, is available at www.amctheatres.com. We routinely post information that may be important to investors in the Investor Relations section of our website, www.investor.amctheatres.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit www.investor.amctheatres.com to sign up for email alerts.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Similarly, statements made herein and elsewhere regarding the completed acquisitions of Odeon & UCI Cinemas Holdings, Ltd. (“ODEON”) and of Carmike (collectively, the “acquisitions”) are also forward-looking statements, including management’s statements about effect of the acquisitions on AMC’s future business, operations and financial performance and AMC’s ability to successfully integrate the acquisitions into its operations. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: the impact of the terms of the regulatory approval of the Carmike acquisition, financing the acquisitions; AMC’s ability to realize expected benefits and synergies from the acquisitions; AMC’s effective implementation, and customer acceptance, of its marketing strategies; disruption from the acquisitions making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on transaction-related issues; the negative effects of this announcement or the consummation of the acquisitions on the market price of AMC’s common stock; unexpected costs, charges or expenses relating to the acquisitions; unknown liabilities; litigation and/or regulatory actions related to the acquisitions; AMC’s significant indebtedness, including the indebtedness incurred to acquire ODEON and Carmike; AMC’s ability to utilize net operating loss carry-forwards to reduce future tax liability; continued effectiveness of AMC’s strategic initiatives; the impact of governmental regulation, including anti-trust investigations concerning potentially anticompetitive conduct, including film clearances and participation in certain joint ventures; operating a business in markets AMC has limited experience with; the United Kingdom’s exit from the European Union and other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange or interest rates, changes in tax laws, regulations, rates and policies; and risks, trends, uncertainties and other facts discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in AMC’s Annual Report on Form 10-K, filed with the SEC on March 8, 2016, and Forms 10-Q filed August 1, 2016 and November 9, 2016, and the risks identified in the Form 8-K filed October 24, 2016, and the risks, trends and uncertainties identified in its other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

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